UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2010

Metalline Mining Company
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6400 South Fiddlers Green Circle, Suite 950
Greenwood Village, CO 80111

303-796-3020
Telephone number, including
Area code

1330 E. Margaret Avenue
Coeur d’Alene, ID 83815
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On July 30, 2010 Metalline Mining Company (“Metalline” or the “Company”) issued an aggregate of 50,400  shares of the Company’s common stock to its independent directors (each an accredited investor) for services performed during the Company’s third quarter.  These shares were issued under the Company’s 2000 Stock Option Plan and issued in consideration for services.  The shares were issued in reliance on the exemptions from registration contained in Section 4(2) and 4(6) of the 1933 Act.  No commissions or other remuneration were paid for this issuance.

On July 30, 2010 Metalline issued an aggregate of 197,269 shares of its common stock upon the exercise of options held by Company affiliates.  The options were exercised at $0.34 per share.  The shares were issued in reliance on the exemptions from registration contained in Section 4(2) and 4(6) of the 1933 Act.  No commissions or other remuneration were paid for this issuance.

On August 26, 2010 Metalline closed a private placement and issued a total of 200,000 units.  Each unit consisted of one share of common stock and one warrant.  The units were issued at $0.60 per unit (being the closing sales price of the Company’s common stock on the date the private placement was initiated). The Company received aggregate gross proceeds of $120,000 through the issuance of the units.  Each warrant is exercisable to purchase one share of common stock at $0.70 for a one year term.  The units were issued in reliance on the exemptions from registration provided by Section 4(2) under the Securities Act of 1933, Rule 506 of Regulation D promulgated thereunder, and Regulation S (as each investor was a non-U.S. person).   No commissions or other remuneration were paid for this issuance.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 26, 2010 Metalline’s Bylaws were amended by adding the following paragraph 9.5:

Consideration for Capital Stock. No shares of the Corporation’s capital stock shall be issued for promissory notes or for services to be performed after the issuance of such shares.

This amendment was adopted as part of the application process to have the Company’s common stock listed on the Toronto Stock Exchange, and merely confirms the Company’s previous obligations and practices.

Item 8.01  Other Events

Toronto Stock Exchange Listing

On August 26, 2010 the Company’s common stock began trading on the Toronto Stock Exchange under the symbol “MMZ.”  The Company’s common stock will also continue to trade on the NYSE Amex under the symbol “MMG.”  As such, Metalline’s common stock will now be traded on the Toronto Stock Exchange as well as the NYSE Amex.

News Release

On August 26, 2010 the Company issued a news release regarding the listing of its common stock on the Toronto Stock Exchange.  A copy of that news release is attached to this report as Exhibit 99.1and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

99.1           News Release dated August 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalline Mining Company
(Registrant)
Date: August 27, 2010	/s/ Robert Devers
Name: Robert Devers
Title: Chief Financial Officer